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                                                                   Exhibit 23(b)


                                     CONSENT



Columbia Financial of Kentucky, Inc.
2497 Dixie Highway
Ft. Mitchell, Kentucky 41017



We consent to the incorporation by reference in this Registration Statement of Camco Financial Corporation on Form S-4 of our report dated October 27, 2000, incorporated by reference in and attached as an exhibit to the Annual Report on Form 10-K of Columbia Financial of Kentucky, Inc., for the year ended September 30, 2000, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.



                                               /s/ VonLehman & Company Inc.

Ft. Mitchell, Kentucky
July 20, 2001

07/24/01 - 365470.2